   As filed with the Securities and Exchange Commission on November 21, 1996.

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): November 12, 1996


                    MEDICAL IMAGING CENTERS OF AMERICA, INC.
             (Exact Name of Registrant as Specified in its Charter)


         CALIFORNIA                    0-12787                   95-3643045
(State or Other Jurisdiction       (Commission File          (I.R.S. Employer
     of Incorporation)                 Number)              Identification No.)

    9444 FARNHAM STREET, SUITE 100
        SAN DIEGO, CALIFORNIA                                       92123
(Address of Principal Executive Offices)                          (Zip Code)

                                 (619) 560-0110
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

                                 Page of 1 of 4
                            Exhibit Index on Page 4

     This Current Report on Form 8-K is filed by MEDICAL IMAGING CENTERS OF AMERICA, INC., a California corporation ("MICA"), in connection with the matters described herein.

ITEM 1.     CHANGE IN CONTROL OF REGISTRANT.

     On November 12, 1996, MICA and US Diagnostic, Inc., a Delaware corporation, fka U.S. Diagnostic Labs, Inc. ("USD"), consummated a merger (the "Merger") whereby USD acquired control of MICA pursuant to an Agreement and Plan of Merger, dated as of August 1, 1996 (the "Merger Agreement"), among USD, MICA Acquiring Corporation, a California corporation and wholly-owned subsidiary of USD ("Merger Sub"), and MICA. Under the Merger Agreement, Merger Sub was merged with and into MICA, whereupon the separate existence of Merger Sub ceased and MICA became a wholly owned subsidiary of USD. Consummation of the Merger followed approval by the shareholders of MICA at a shareholder meeting held on November 6, 1996.

     In connection with the Merger, each outstanding share of MICA's common stock, no par value ("MICA Common Stock"), has been converted into the right to receive $11.75 in cash. Each option to purchase MICA Common Stock (each a "MICA Option") has been cancelled and each holder of a MICA Option is entitled to a cash payment equal to the product of the total number of shares subject to the MICA Option and the excess of $11.75 over the exercise price per share of the MICA Common Stock subject to the MICA Option. Each warrant to purchase MICA Common Stock (each a "MICA Warrant") has been converted into the right to receive a payment in cash (after the warrantholder's payment of the aggregate exercise price for the shares of MICA Common Stock subject to the MICA Warrant) equal to the product of $11.75 and the total number of shares of MICA Common Stock subject to the MICA Warrant. Prior to the Merger, USD did not beneficially own, directly or indirectly, any of MICA's voting securities apart from any beneficial ownership interest it may have had as a result of entering into the Merger Agreement.

     Pursuant to the Merger Agreement, members of MICA's Board of Directors will resign and be replaced by designees of USD. MICA does not anticipate that any officers or directors of MICA will become officers or directors of USD or the surviving entity.

     The foregoing summary of the terms of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as
Exhibit 2.1 and incorporated herein by reference.

     On November 12, 1996, MICA and USD issued a press release relating to the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)    Exhibits.

      2.1 Agreement and Plan of Merger, dated as of August 1, 1996, among U.S. Diagnostic Labs, Inc., a Delaware corporation, MICA Acquiring Corporation, a California corporation, and Medical Imaging Centers of America, Inc., a California corporation.

     99.1 Press Release, dated November 12, 1996, issued by Medical Imaging Centers of America, Inc. and U.S. Diagnostic, Inc.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 1996                Medical Imaging Centers of America, Inc.


                                       By: /s/ Robert S. Muehlberg
                                           -----------------------------------
                                           Robert S. Muehlberg
                                           President and Chief Executive Officer

                                 EXHIBIT INDEX


Exhibit No.                                                             Page
-----------                                                             ----

    2.1         Press Release, dated November 12, 1996, issued by
                Medical Imaging Centers of America, Inc. and
                US Diagnostic, Inc.

   99.1 Agreement and Plan of Merger, dated as of August 1, 1996, among U.S. Diagnostic Labs, Inc., a Delaware corporation, MICA Acquiring Corporation, a California corporation, and Medical Imaging Centers of America, Inc., a California corporation.